February 10, 2022
Blade Air Mobility Reports Financial Results for the Quarter and Calendar Year Ended December 31, 2021

•Quarter ended December 31, 2021 revenues up 208% to $24.6 million versus the prior year 2020 period and 371% higher versus pre-COVID quarter ended December 31, 2019; Short Distance revenues up 85% versus pre-COVID 2019 period
•Calendar year ending December 31, 2021 revenues of $67.2 million up 156% versus calendar year 2020 and up 106% versus pre-COVID calendar year 2019
•Calendar year 2021 total fliers increased 215% versus calendar year 2020, in-line with pre-COVID calendar year 2019

NEW YORK--(February 10, 2022)-- Blade Air Mobility, Inc. (Nasdaq:BLDE, “Blade” or the “Company”), a technology-powered air mobility platform, today announced financial results for the quarter and calendar year ended December 31, 2021. Commencing January 1, 2022, the Company’s fiscal years will end on December 31st and the Company's fiscal quarters will match calendar quarters.
“Blade's growth in both the quarter and calendar year 2021, which had revenue up 156% to $67.2 million, significantly exceeded our expectations,” said Rob Wiesenthal, Blade’s Chief Executive Officer. "Our ability to accelerate revenue and flight profit growth in the face of a dynamic COVID landscape is a testament to the financial breadth of our business lines and the flexibility of our asset-light model. We are especially pleased that our passenger volumes for the calendar year 2021 reached 2019 pre-COVID levels with substantially improved flight profit."
“The December 2021 quarter did not experience a material impact from Omicron, though we have seen a limited impact to our Blade Airport and Vancouver businesses in the March 2022 quarter-to-date,” said Will Heyburn, Blade’s Chief Financial Officer. "We are already seeing significant improvement and do not expect a material negative impact to revenues in the current March 2022 quarter. Given positive trends including today's elimination of the New York mask mandate, increased return-to-office as well as growing commercial airline bookings, we expect any impact to be short-lived."
“Our successful acquisition strategy has brought additional scale and resiliency to our business model, strengthening the Blade value proposition with our third-party operators,” said Melissa Tomkiel, Blade's President. "The combined volumes of our growing retail and medical businesses is already leading to improved aircraft availability and pricing, paving the way for continued expansion.”
Quarter Ended December 31, 2021 Financial Highlights
▪Total revenues up 208% to $24.6 million in the quarter ended December 31, 2021 versus $8.0 million in the prior year 2020 period; up 371% versus pre-COVID 2019 period revenues of $5.2 million
▪Short Distance revenues up 191% to $6.2 million in the December 2021 quarter versus $2.1 million in the prior year 2020 period, driven primarily by hybrid remote-office work policies, which extended the typical season of our commuter business, as well as the resumption of our Blade Airport service, which was paused due to COVID in 2020 and our acquisition of Helijet's passenger routes

▪MediMobility Organ Transport and Jet revenues increased 227% to $18.0 million in the December 2021 quarter versus $5.5 million in the prior year 2020 period driven by the addition of new hospital and jet clients and our acquisition of Trinity Air Medical ("Trinity")
▪Flight margin decreased to 16% in the December 2021 quarter versus 20% in the prior year 2020 period, driven primarily by our resumption of Blade Airport service, which, as expected during the ramp phase, was operating below breakeven utilization in the period. Absent Blade Airport, flight margin would have been approximately 18% in the December 2021 quarter
▪Flight margin increased to 16% in the December 2021 quarter versus (11)% in the pre-COVID 2019 period driven by improved utilization on Blade Airport and a larger flight margin contribution from our MediMobility Organ Transport and Jet businesses, driven by revenue growth from $1.9 million in 2019 to $18.0 million in 2021
▪Net income increased to $0.8 million in the December 2021 quarter versus net loss of $2.4 million in the 2020 prior year period and net loss of $4.7 million in the 2019 period, driven primarily by increased revenues and the favorable change in fair value of warrant liabilities of $10.9 million, partially offset by non-cash stock-based compensation of $2.9 million, one-time expenses of $0.9 million, and lower flight margin attributable primarily to the recent re-launch of Blade Airport service, which, as expected during the ramp phase, was operating below breakeven utilization during the 2021 period, but was paused during the 2020 period
▪Adjusted EBITDA decreased to $(5.9) million in the December 2021 quarter from $(1.0) million in 2020 and $(4.6) million in 2019. The decrease versus 2020 was attributable primarily to additional headcount and new recurring expenses related to Blade’s status as a public company, consisting of incremental D&O insurance of $1.6 million and other fees paid to public company advisors and auditors of $0.6 million
▪Excluding the new recurring public company expenses above, Comparable Adjusted EBITDA of $(3.7) million in the December 2021 quarter decreased versus $(1.0) million in the prior year 2020 period, driven primarily by increased corporate headcount, but improved from $(4.6) million in the pre-COVID 2019 period
Business Highlights and Recent Updates
▪On February 1, 2022, the Board of Directors of Blade acted to change the Company’s fiscal year from ending on September 30th to ending on December 31st. As a result, the three-months ended December 31, 2021 was a transition period and Blade’s financial results for the period from October 1, 2021 to December 31, 2021 will be filed on a Form 10-QT transition report. Blade’s current full fiscal year began on January 1, 2022 and will end on December 31, 2022. The Company’s fiscal quarters in 2022 will match calendar quarters.
▪Successful integration of Blade MediMobility and Trinity resulted in multiple new hospital clients across the United States and expansion within existing accounts
▪There was no material impact from Omicron in the December 2021 quarter. In the March 2022 quarter-to-date, Omicron impact has been limited to Blade Airport and Vancouver. Annualized Blade Airport passenger run-rate dropped to a low of approximately 5,000 in early January, from approximately 20,000 in December and has since doubled to approximately 10,000. We expect recent positive trends, including the elimination of New York's mask mandate, increased office re-openings and growing passenger airline bookings to contribute to a continued near-term recovery
Conference Call
The Company will conduct a conference call starting at 4:30 p.m. ET on Thursday, February 10, 2022 to review the results for the three months and calendar year ended December 31, 2021.

Participants may access the call at 1-877-451-6152, international callers may use 1-201-389-0879, and request to join the Blade Urban Air Mobility earnings call. A live webcast will also be available by visiting the Investor Relations section of the Company’s website at https://ir.blade.com/news-events.

A telephonic replay will be available shortly after the conclusion of the call and until February 24, 2022. Participants may access the replay at 1-844-512-2921, international callers may use 1-412-317-6671, and enter access code 13726792. An archived replay of the call will also be available on the Investors Relations section of the Company’s website at https://ir.blade.com/.

Use of Non-GAAP Financial Information

Adjusted EBITDA - To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Blade reports Adjusted EBITDA, which is a non-GAAP financial measure. This measure excludes non-cash items or certain transactions that are not indicative of ongoing Company operating performance and / or items that management does not believe are reflective of our ongoing core operations (as shown in the table below).
Comparable Adjusted EBITDA - To provide a like for like comparison of the current period (a “post going public” period) to “pre going public” periods, Blade reports Comparable Adjusted EBITDA, which is a non-GAAP financial measure. This measure excludes from the current period’s Adjusted EBITDA ongoing third-party costs driven by the Company becoming a public company, namely higher D&O insurance premiums and costs in connection with preparation of reviewed and audited periodical financial statements. Management believes Comparable Adjusted EBITDA provides meaningful supplemental information regarding our continuing operating performance by excluding from the current period the impact of these public company costs that did not affect prior periods. We expect to incur similar costs in future periods, and we do not anticipate presenting similarly adjusted measures once both the current period and the comparative prior period disclosed include these expenses.
Flight Profit and Flight Margin - Blade defines Flight Profit as revenue less cost of revenue. Blade defines Flight Margin for a period as Flight Profit for the period divided by revenue for the same period.
Blade believes that these non-GAAP measures, viewed in addition to and not in lieu of our reported GAAP results, provide useful information to investors by providing a more focused measure of operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA and Comparable Adjusted EBITDA have been reconciled to the nearest GAAP measure in the tables within this press release.

BLADE AIR MOBILITY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, unaudited)

	For the Three Months Ended December 31,			For the Year Ended December 31,
	2021	2020	2019	2021	2020	2019
Revenue	$24,618	$7,986	$5,223	$67,158	$26,197	$32,558

Operating expenses
Cost of revenue(1)	20,638	6,367	5,777	53,992	21,697	29,005
Software development	649	186	230	1,977	817	793
General and administrative(1)	12,330	3,366	2,988	38,886	9,670	11,469
Selling and marketing	1,537	435	1,032	4,564	1,936	5,104
Total operating expenses	35,154	10,354	10,027	99,419	34,120	46,371

Loss from operations	(10,536)	(2,368)	(4,804)	(32,261)	(7,923)	(13,813)

Other non-operating income
Change in fair value of warrant liabilities	10,909	—	—	(7,422)	—	—
Recapitalization costs attributable to warrant liabilities	—	—	—	(1,731)	—	—
Interest income, net	290	7	91	743	115	629
Total other non-operating income	11,199	7	91	(8,410)	115	629

Income (loss) before income taxes	663	(2,361)	(4,713)	(40,671)	(7,808)	(13,184)

Income tax benefit	(109)	—	—	(3,752)	—	—

Net income (loss)	$772	$(2,361)	$(4,713)	$(36,919)	$(7,808)	$(13,184)
__________
(1) Prior period amounts have been updated to conform to current period presentation.

BLADE AIR MOBILITY, INC.
DISAGGREGATED REVENUE BY PRODUCT LINE
(in thousands, unaudited)

	For the Three Months Ended December 31,			For the Year Ended December 31,
Product Line(1):	2021	2020	2019	2021	2020	2019
Short Distance	$6,193	$2,130	$3,351	$26,316	$8,245	$26,662
MediMobility Organ Transport and Jet	18,038	5,524	1,865	38,860	17,135	5,817
Other	387	332	7	1,982	817	79
Total Revenue	$24,618	$7,986	$5,223	$67,158	$26,197	$32,558
__________
(1) Prior period amounts have been updated to conform to current period presentation.

BLADE AIR MOBILITY, INC.
RECONCILIATION OF REVENUE LESS COST OF REVENUE TO FLIGHT PROFIT
($ in thousands, unaudited)

	For the Three Months Ended December 31,			For the Year Ended December 31,
	2021	2020	2019	2021	2020	2019
Revenue	$24,618	$7,986	$5,223	$67,158	$26,197	$32,558
Cost of revenue(1)	20,638	6,367	5,777	53,992	21,697	29,005
Flight Profit	$3,980	$1,619	$(554)	$13,166	$4,500	$3,553
Flight Margin	16%	20%	(11)%	20%	17%	11%
__________
(1) Cost of revenue consists principally of flight costs paid to operators of aircraft and landing fees. Prior period amounts have been updated to conform to current period presentation.

BLADE AIR MOBILITY, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
AND COMPARABLE ADJUSTED EBITDA
(in thousands, unaudited)

	For the Three Months Ended December 31,			For the Year Ended December 31,
	2021	2020	2019	2021	2020	2019
Net Income (Loss)	$772	$(2,361)	$(4,713)	$(36,919)	$(7,808)	$(13,184)

Income tax benefit	(109)	—	—	(3,752)	—	—
Stock-based compensation	2,931	1,275	91	11,277	1,674	342
Depreciation and amortization	717	139	134	1,174	531	500
Interest income, net	(290)	(7)	(91)	(743)	(115)	(629)
Change in fair value of warrant liabilities	(10,909)	—	—	7,422	—	—
Recapitalization costs attributable to warrant liabilities	—	—	—	1,731	—	—
Consulting costs related to initial public listing	163	—	—	3,618	—	—
Offering documents expenses	—	—	—	626	—	—
Recruiting fees related to initial public listing	203	—	—	536	—	—
M&A transaction costs	453	—	—	1,043	—	—
Settlement and related charges	130	—	—	130	—	—
Adjusted EBITDA	(5,939)	(954)	(4,579)	(13,857)	(5,718)	(12,971)

Post going public incremental D&O Insurance	1,608	—	—	4,330	—	—
Post going public professional services in connection with the preparation of periodical financial statements	599	—	—	2,045	—	—
Post going public registration fees	31	—	—	74	—	—
Comparable Adjusted EBITDA	$(3,701)	$(954)	$(4,579)	$(7,408)	$(5,718)	$(12,971)

BLADE AIR MOBILITY, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data, unaudited)

	December 31, 2021	September 30, 2021
Assets
Current assets:
Cash and cash equivalents	$2,595	$6,952
Restricted cash	630	630
Accounts receivable	5,548	3,765
Short-term investments (cost: December 31, 2021 - $280,263; September 30, 2021 - $297,472)	279,374	297,175
Prepaid expenses and other current assets	6,798	5,925
Total current assets	294,945	314,447

Non-current assets:
Property and equipment, net	2,045	1,958
Investment in joint venture	200	200
Intangible assets, net	24,421	12,644
Goodwill	13,328	13,271
Operating right-of-use asset	713	654
Other non-current assets	232	220
Total assets	$335,884	$343,394

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$6,369	$4,446
Deferred revenue	5,976	4,654
Operating lease liability, current	438	431
Total current liabilities	12,783	9,531

Non-current liabilities:
Warrant liability	31,308	42,217
Operating lease liability, long-term	278	222
Deferred tax liability	144	195
Total liabilities	44,513	52,165

Stockholders' Equity
Preferred stock, $0.0001 par value, 2,000,000 shares authorized at December 31, 2021 and September 30, 2021. No shares issued and outstanding at December 31, 2021 and September 30, 2021.	—	—
Common stock, $0.0001 par value; 400,000,000 authorized; 70,667,381 and 70,096,401 shares issued at December 31, 2021 and September 30, 2021, respectively.	7	7
Additional paid in capital	368,680	368,709
Accumulated other comprehensive loss	(898)	(297)
Accumulated deficit	(76,418)	(77,190)
Total stockholders' equity	291,371	291,229

Total Liabilities and Stockholders' Equity	$335,884	$343,394

BLADE AIR MOBILITY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended December 31,
	2021	2020	2019
Cash Flows From Operating Activities:
Net income (loss)	$772	$(2,361)	$(4,713)
Adjustments to reconcile net income (loss) to net cash and restricted cash used in operating activities:
Depreciation and amortization	717	139	134
Stock-based compensation	2,931	1,275	91
Change in fair value of warrant liabilities	(10,909)	—	—
Deferred tax benefit	(108)	—	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(873)	(375)	(237)
Accounts receivable	(1,783)	(453)	(8)
Other non-current assets	(12)	(3)	32
Operating lease assets/liabilities	4	(32)	(26)
Accounts payable and accrued expenses	1,923	1,363	(676)
Deferred revenue	1,322	445	833
Net cash used in operating activities	(6,016)	(2)	(4,570)

Cash Flows From Investing Activities:
Purchase of exclusive rights to Helijet’s scheduled passenger routes in Canada	(12,357)	—	—
Purchase of domain name	—	(503)	—
Purchase of property and equipment	(224)	(33)	(358)
Proceeds from sales of short-term investments	17,209	—	—
Net cash provided by (used in) investing activities	4,628	(536)	(358)

Cash Flows From Financing Activities:
Proceeds from the exercise of stock options	161	2	5
Taxes paid related to net share settlement of equity awards	(3,121)	—	—
Deferred recapitalization costs related to the merger	—	(1,403)	—
Net cash provided by (used in) financing activities	(2,960)	(1,401)	5
Effect of foreign exchange rate changes on cash balances	(9)	—	—
Net decrease in cash and cash equivalents and restricted cash	(4,357)	(1,939)	(4,923)
Cash and cash equivalents and restricted cash - beginning	7,582	12,276	22,291
Cash and cash equivalents and restricted cash - ending	$3,225	$10,337	$17,368

Reconciliation to the unaudited interim condensed consolidated balance sheets
Cash and cash equivalents	$2,595	$10,216	$17,245
Restricted cash	630	121	123
Total	$3,225	$10,337	$17,368

Non-cash investing and financing activities
Adoption of new leases under ASC 842 entered into during the period	$208	$—	$767

BLADE AIR MOBILITY, INC.
SEATS FLOWN - ALL PASSENGER FLIGHTS
(unaudited)

	For the Three Months Ended December 31,			For the Year Ended December 31,
	2021	2020	2019	2021	2020	2019
Seats flown – all passenger flights(1)	13,676	2,393	6,909	35,799	11,369	35,955
__________
(1) Prior period amounts have been updated to conform to current period presentation.

About Blade Air Mobility

Blade is a technology-powered, global air mobility platform committed to reducing travel friction by providing cost-effective air transportation alternatives to some of the most congested ground routes in the U.S. and abroad. Today, the Company predominantly uses helicopters and amphibious aircraft for its passenger routes and is also one of the largest air medical transporters of human organs for transplant in the world. Its asset-light model, coupled with its exclusive passenger terminal infrastructure, is designed to facilitate a seamless transition to Electric Vertical Aircraft (“EVA” or “eVTOL”), enabling lower cost air mobility to the public that is both quiet and emission-free.
For more information, visit www.blade.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and may be identified by the use of words such as “anticipate,” “believe,” “could,” “continue,” “expect,” “estimate,” “may,” “plan,” “outlook,” “future” and “project” and other similar expressions and the negatives of those terms. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Blade’s future prospects, developments and business strategies. In particular, such forward-looking statements include statements concerning Blade’s estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.
Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blade’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include: loss of our customers; decreases in our existing market share; effects of competition; effects of pricing pressure; the inability of our customers to pay for our services; the loss of our existing relationships with operators; the loss of key members of our management team; changes in our regulatory environment, including aviation law and FAA regulations; the inability to implement information systems or expand our workforce; changes in our industry; heightened enforcement activity by government agencies; interruptions or security breaches of our information technology systems; the expansion of privacy and security laws; our ability to expand our infrastructure network; our ability to identify, complete and successfully integrate future acquisitions; our ability to remediate any material weaknesses or maintain effective internal controls over financial reporting; the ability to continue to meet applicable listing standards; costs related to our business combination; the possibility that we may be adversely affected by other political, economic, business and/or competitive factors; the impact of COVID-19 and its related effects on our results of operations, financial performance or other financial metrics; the inability or unavailability to use or take advantage of the shift, or lack thereof, to EVA technology; pending or potential litigation; and other factors beyond our control. Additional factors can be found in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”). New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Blade undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

Press Contacts
For Media Relations
Phil Denning / Nora Flaherty BladeMediaRelations@icrinc.com
Investor Relations
Mike Callahan / Tom Cook BladeIR@icrinc.com
Source: Blade Air Mobility, Inc.